AUBURN NATIONAL

BANCORPORATION,

INC AND SUBSIDIARIES
EXHIBIT 32.2
CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Auburn National Bancorporation,

Inc. (the “Company”) on Form 10-K for the
period ending December 31, 2024, as filed with the Securities and Exchange

Commission as of the date hereof (the
“Report”), I, W.

James Walker,

IV,

Senior Vice President, Chief Financial

Officer,

certify, pursuant to 18 U.S.C.

§ 1350, as
adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or

15(d) of the Securities Exchange Act
of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and
results of operations of the Company.

Date:

March 11, 2025

/s/ W. James Walker,

IV
W. James Walker,

IV
SVP,

Chief Financial Officer
This certification accompanies this Annual Report and shall not be deemed

“filed” for purposes of Section 18 of the
Securities Exchange Act of 1934, or otherwise subject to the liability of that

Section.

This certification will not be deemed
to be incorporated by reference into any filing under the Securities Exchange

Act of 1934, except to the extent that the
registrant specifically incorporates it by reference.
A signed original of this written statement required by Section 906 has been provided to, and will be retained by,

Auburn
National Bancorporation, Inc. and furnished to the Securities and Exchange

Commission or its staff upon request.